Amendment No. 1 to

Senior Secured Promissory Note of

Red Mountain Resources, Inc.

This Amendment No. 1 (the “Amendment”) to that certain Senior Secured Promissory Note, dated as of November 16, 2011, is entered into by and among Red Mountain Resources, Inc. (“Borrower”) and Hyman Belzberg, William Belzberg and Caddo Management, Inc., a Louisiana corporation (collectively, “Lender”).

WHEREAS, the Borrower and Lender desire to extend the maturity date of that certain Senior Secured Promissory Note, dated as of November 16, 2011, by and among Borrower and Lender (the “Original Note”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Amendment. Section 5 of the Original Note is hereby amended and restated in its entirety to read as follows:

“5. Maturity. To the extent not sooner due and payable in accordance with this Promissory Note, the Obligations shall be due and payable on February 14, 2013. Notwithstanding anything to the contrary in this Promissory Note, the Borrower may not prepay this Promissory Note at any time between November 16, 2012 and February 14, 2013, unless the Borrower also pays the Lender on the date of prepayment the amount of any interest that would have accrued on this Promissory Note from such date of prepayment to, but not including, February 14, 2013.”

2. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment, and all of which, when taken together, shall constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by email or facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by email or facsimile shall be deemed to be their original signatures for all purposes.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of November 16, 2012.

BORROWER

RED MOUNTAIN RESOURCES, INC.

By:   /s/ Alan W. Barksdale

         Alan W. Barksdale, President & CEO

LENDER

/s/ Hyman Belzberg

Hyman Belzberg

/s/ William Belzberg

William Belzberg

CADDO MANAGEMENT, INC.

By:   /s/ Jeffrey D. J. Kallenberg

Name:  Jeffrey D. J. Kallenberg

Title:    President